SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2006

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 8. Other Events

mPhase Technologies, Inc. (OTC:XDSL) has received a contract from American Express Travel Related Services Company, Inc. whereby mPhase will act as a consultant with respect to evaluation of the power solutions of a state of the art credit card with enhanced capabilities. mPhase will receive an advisory fee in connection with such evaluation from American Express Travel Related Services, Inc. mPhase Technologies, Inc., along with its partner Alchatel/Lucent/Bell Labs, has been jointly conducting research since February 2004 that demonstrates control and manipulation of fluids on superhydrophobic surfaces to create power cells by controlling wetting behavior of electrolyte on nanostructured electrode surfaces. The scientific research has set the groundwork for continued exploration in the development of intelligent nanotechnology power cells or nano batteries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: December 29, 2006